Exhibit 99.02

                           SUBSCRIPTION AND INVESTMENT
                              REPRESENTATION LETTER



SUBSCRIBER:                Techgrand Company Limited

ISSUER:                    EMPS Research Corporation

SECURITY:                  Common Stock, par value $.001

QUANTITY:                  300,000 Shares


                                  INSTRUCTIONS

         1. Complete and sign the Subscription and Investment Representation Letter.

         2. Return all documents, together with a check payable to "EMPS Research Corporation", in the amount indicated below for the number of Shares subscribed, to EMPS Research Corporation, 875 Donner Way, Unit 705, Salt Lake City, Utah 84108.

         3. The following sets forth the number of signatures required for different forms of ownership:

         Individual:                    One Signature required.

         Joint Tenants With
         Right to Survivorship:         Both Parties must sign.

         Tenants in Common:             All Parties must sign.

         Community Property:            One signature required if security will
                                        be held in one name, i.e. managing
                                        spouse; two signatures required if
                                        security will be held in both names.

         Corporation:                   Signature of authorized officer of
                                        officers required.

         Partnership:                   Signature of general partner required;
                                        additional signatures only if required
                                        by partnership agreement.

         Trust:                         Trustee's signature must indicate
                                        "Trustee for the _______ Trust."

         Other Entities:                As required by the applicable document.

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         This Agreement is executed in reliance upon the transaction exemption afforded by Regulation S as promulgated by the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended, (the "1933 Act").

         This Agreement has been executed by the undersigned in connection with the sale and purchase of shares of restricted common stock (hereinafter referred to as the "Shares") of EMPS Research Corporation, (hereinafter referred to as the "Company" or "Seller") a corporation organized under the laws of the State of Utah, United States of America, with its principal administrative office at, 875 Donner Way, Unit 705, Salt Lake City, Utah 84108. The Shares are being purchased from Seller, pursuant to Rule 903 of Regulation S. The capitalized terms used herein and not defined herein shall have the meanings given to them in Regulation S.

         The undersigned purchaser, Techgrand Company Limited (hereinafter referred to as "Buyer"), hereby represents and warrants to, and agrees with Seller as follows:

1. AGREEMENT TO SUBSCRIBE: PURCHASE PRICE

         a. SHARES PURCHASED: The Buyer hereby agrees to purchase 300,000 Shares at $.10 (U.S.) per share, for a total purchase price of $30,000.

         b. FORM OF PAYMENT: Buyer shall pay the purchase price by delivering good funds in United States Dollars to the designated depository for Closing by delivery of purchase funds against delivery of securities.

2. BUYER'S REPRESENTATIONS; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

         a. OFFSHORE TRANSACTION. Buyer represents and warrants to Seller as follows:

         (i) Buyer is not a U.S. Person and Buyer was not formed for the purpose of investing in securities which have not been registered under the 1933 Act in reliance upon Regulation S by or for the benefit of a U.S. person;

         (ii) At the time the buy order was originated, Buyer was outside the United States;

         (iii) No offer to sell or purchase the Shares was made in the United States;

         (iv) Buyer has not engaged in nor will engage in any "Directed Selling Efforts," i.e., any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares being purchased by the Buyer.

         (v) Buyer is purchasing the Shares for its own account and for investment purposes and not with the view towards distribution or for the account of a U.S. Person;

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         (vi) All subsequent offers and sales of the shares shall be made in compliance with Regulation S and/or pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration under the 1933 Act, including but not limited to, compliance with the applicable provisions under the Act. In any case, the Shares will not be resold to U.S. Persons or within the United States until after the end of a one year restricted period commencing on the date of Closing of the purchase of the Shares and otherwise in compliance with Rule 904 of Regulation S;

         (vii) Buyer understands that the shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of Federal securities laws and that the Seller is relying upon the truth and accuracy of the representations and warranties contained herein to determine the applicability of such exemptions and the suitability of Buyer to acquire the Shares.

         (viii) Buyer acknowledges that, in making the decision to purchase the Shares, Buyer relied solely upon independent investigations made by it and not upon any representations made by the Company with respect to the Company or the Shares.

         (ix) Buyer and any person receiving a selling concession or acting as a distributor or dealer on behalf of the Buyer prior to the expiration of the restricted period under Regulation S will send a confirmation or other notice to any other purchaser stating that the purchase is subject to the same restrictions on offers and sales that apply to the Buyer.

         b. NO GOVERNMENT RECOMMENDATION OR APPROVAL. Buyer understands that no Federal agency has passed on or made any recommendation or endorsement of the Shares.

3. SELLER'S REPRESENTATIONS. SELLER REPRESENTS. Seller represents and warrants to Buyer as follows:

         a. REPORTING COMPANY. The Company is not a reporting company and has not registered any class of its securities under section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or under the 1933 Act. The Company is not required to comply with the reporting obligations under Section 13 or 15 of the Exchange Act. The common stock of the Company does not trade on any market or exchange.

         b. CURRENT PUBLIC INFORMATION. The Company has not furnished current public information to any broker dealers.

         c. OFFSHORE TRANSACTION.

         (i) Seller has not offered the securities which are the subject of this transaction to any person in the United States, any identifiable groups of U.S. citizens abroad, or to any "U.S. Person" as that term is defined in Regulation S.

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         (ii) At the time the buy order was originated, Seller and/or its agents reasonably believed Buyer was outside of the United States and was not a U.S. Person.

         (iii) Seller and/or its agents reasonably believe that the transaction has not been pre- arranged with a buyer in the United States.

         d. NO DIRECTED SELLING EFFORTS. Seller has not engaged in nor will engage in any "Directed Selling Efforts," i.e., any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares being purchased by the Buyer.

         e. FULLY PAID SHARES. The Shares when issued and delivered will be duly and validly authorized and issued, fully paid and non-assessable and will not subject the holders thereof to personal liability by reason of being such holders. There are no preemptive rights of any shareholders of the Company. The Shares are free and clear of any security interest, liens, claims, or other encumbrances.

         f. VALID AGREEMENT. The Subscription Agreement has been duly authorized, validly executed and delivered on behalf of the Seller and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

         g. NON-CONTRAVENTION. The execution and delivery of the Subscription Agreement and the issuance of the Shares and the transaction contemplated by the Subscription Agreement do not and will not conflict with or result in a breach by the Seller of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of the Company, or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party of by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation or any applicable decree, judgment or order of any other governmental body having jurisdiction over the Company or any of its properties or assets.

         h. APPROVALS. Seller is not aware of any authorization, approval or consent of any governmental body which is legally required for the issuance and sale of the Shares as contemplated by the Subscription Agreement.

4. EXEMPTION; RELIANCE ON REPRESENTATION.

         a. PURCHASE AND SALE UNDER REGULATION S. Buyer understands that the offer and sale of the Shares are not being registered under the 1933 Act. Seller is relying on the rules governing offers and sales made outside the United States pursuant to Regulation S as an exemption from registration for this transaction between the Seller and the Buyer.

         b. RESTRICTED SECURITIES. Buyer agrees that the Shares were acquired directly from the Company in a transaction not involving any public offering and are deemed to be "restricted securities" as defined in SEC Rule 144(a)(3). Buyer

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further understands that "restricted securities" cannot be resold publicly within the United States except, pursuant to an effective registration statement or an exemption from such registration. Buyer acknowledges that SEC Rule 144 permits the public resale of "restricted securities" in reliance upon an exemption from registration under Section 4(1) of the 1933 Act only if the conditions of Rule 144 are met. In general, the conditions which must be met to rely on Rule 144 to publicly resell restricted securities in the United States are as follows:

         (i) A minimum of one year must lapse between the later of the date of the acquisition of the Shares from Seller or the date of upon which the full purchase price has been paid to the Seller and the date of resale of the Shares.

         (ii) The amount of Shares which may be sold by any person (or persons whose sales must be aggregated under the Rule) in any ninety day period may not exceed the greater of 1% of the then outstanding shares of common stock of the Company or the average weekly volume during the four calendar weeks prior to such sale.

         (iii) The Shares must be sold in "brokers' transactions" within the meaning of Section 4(4) of the 1933 Act or in transactions directly with a "market maker" as defined in Section 3(a)(38) of the Exchange Act of 1934.

         (iv) A Notice of Intention to Sale must be filed with the SEC.

         (v) There must be current public information available with respect to the Shares.

         c. COMPLIANCE WITH SECURITIES LAWS. Buyer understands and agrees that because the Shares are being acquired under Regulation S and are "restricted securities," Buyer will be required to comply with both the provisions of Regulation S and Rule 144 in any resale of the Shares, absent registration of the Shares or an exemption therefrom.

5. TRANSFER AGENT INSTRUCTIONS.

         Seller and Buyer agree that the Seller will deliver at Closing certificates representing the Shares duly endorsed for transfer, or the transfer agent for the Company will be instructed to issue one or more share certificates representing the Shares in the name of Buyer and in such denominations to be specified prior to Closing by Buyer as described in paragraph 6 below. All certificates shall bear appropriate restrictive legends to the effect that no transfer of Shares may be made except in compliance with the provisions of Regulation S.

         Buyer agrees that the Company's transfer agent is hereby directed and authorized to refuse to register any transfer of the Shares which is not made in accordance with the provisions of Regulation S. Seller agrees that a "stop transfer" instruction be placed with the transfer agent until the end of the restricted period under Regulation S. Otherwise, the Shares shall be transferable on the books and records of the Company. Nothing in this section, however, shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resell of the Shares.

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6. STOCK DELIVERY INSTRUCTIONS.

         The share certificates shall be delivered to Buyer. The Buyer shall hold the certificates for the restricted period of one year from the date of Closing. Upon delivery of the certificates to the Buyer, Buyer shall be entitled to enjoy all benefits of ownership of the Shares, including but not limited to, the rights to vote the Shares and receive distributions and collect dividends, if any, paid thereon.

7. CLOSING DATE.

         The date of the issuance of the sale of the Shares (the "Closing Date") shall be as of not later than the date the shares are subscribed for or such other mutually agreed to time.

8. CONDITIONS TO THE SELLER'S OBLIGATION TO SELL.

         Buyer understands that Seller's obligation to sell the stock is conditioned upon:

         a. The receipt and acceptance by Seller of this Subscription Agreement executed by Buyer for all of the Shares as evidenced by execution of this Subscription Agreement by the President or Secretary of the Company, and

         b. Delivery into the closing depository by Buyer of good funds as payment in full for the purchase of the Shares.

9. CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE.

         Seller understands that Buyer's obligation to purchase the Stock is conditioned upon:

         a. Acceptance and execution by Buyer of this Subscription Agreement for the sale of Shares; and

         b. Delivery of Shares of Common Stock with restrictive legends as described herein to the Security Holder.

10. GOVERNING LAW.

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah, United States of America. A facsimile transmission of this signed agreement shall be legal and binding to all parties hereto.

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         IN WITNESS WHEREOF, this Subscription and Investment Representation
Letter was duly executed on the date first written below.

Dated this 31st day of December, 2002.

Buyer:

Techgrand Company Limited



By: /s/ Lok Ngor
   --------------------------------
    (Authorized Signature)

Lok Yuet Ngor, Director
--------------------------------
(Print Name and Title)

Room 304, Arion Commercial Centre
2-12 Queens Road West
--------------------------------
(Address)

Hong Kong
--------------------------------
(City)

Peoples' Republic of China
--------------------------------
(Country)



Accepted by the Seller this 31st day of December, 2002.

Seller:

EMPS Research Corporation



By: /s/ Louis Naegle
    --------------------------------
    (Authorized Signature)


Louis S. Naegle, President
--------------------------------
  (Print Name and Title)


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